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                                                                    EXHIBIT 5.1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Board of Directors and Shareholders
  U.S. Technologies Inc.
Atlanta, Georgia

                  The audit referred to in our report dated February 13, 1998, except for Note 15 which is as of March 5, 1998, relating to the consolidated financial statements of U.S. Technologies Inc. and subsidiaries, which is contained in Item 8 of this Form 10-K, included the audit of the financial statement schedule listed in the accompanying index. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audit.

                  In our opinion, such financial statement schedule presents fairly, in all material respects, the information set forth therein.




                                                     BDO Seidman, LLP


Atlanta, Georgia
February 13, 1998, except for Note 15
  which is as of March 5, 1998